UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2023

MercadoLibre, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33647	98-0212790
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

WTC Free Zone Dr. Luis Bonavita 1294, Of. 1733, Tower II Montevideo, Uruguay, 11300
(Address of Principal Executive Offices) (Zip Code)

+598-2-927-2770

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MELI	Nasdaq Global Select Market
2.375% Sustainability Notes due 2026	MELI26	The Nasdaq Stock Market LLC
3.125% Notes due 2031	MELI31	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On August 9, 2023, Pedro Arnt informed MercadoLibre, Inc. (the “Company”) of his decision to resign from his position as Executive Vice President and Chief Financial Officer of the Company, effective as of August 10, 2023 (the “Transition Date”), in order to pursue a new opportunity. Mr. Arnt indicated that his resignation is not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Following his separation, Mr. Arnt will continue to be subject to certain restrictive covenants.

On August 10, 2023, the Board of Directors of the Company appointed Martín de los Santos, who currently serves as the Company’s Senior Vice President of Mercado Credito, to serve as Senior Vice President and Chief Financial Officer, effective August 10, 2023.

In connection with Mr. de los Santos’ appointment, on August 10, 2023, the Board of Directors of the Company, upon the recommendation of the compensation committee, approved an annual base salary for 2023 of $461,954, a target bonus under the Company’s bonus program for the 2023 fiscal year of 23% of his 2023 annual base salary and an increase in his target award under the Company’s 2023 Long Term Retention Program from $1,200,000 to $1,800,000.

Mr. de los Santos, 53, has served in various capacities since joining the Company in 2013. Mr. de los Santos initially held the position of Vice President of Corporate Development, Treasury & Investor Relations from the time of his hiring until October 2015. Since October 2015, Mr. de los Santos has held the position of Senior Vice President of Mercado Credito. Prior to joining the Company, Mr. de los Santos was a member of the Board of Directors of the Company from 2008 to 2013. He was also the Chief Financial Officer of Vostu and prior to that the Head of Business Development at IMPSA. Mr. de los Santos holds a Master of Business Administration from Stanford University and a Bachelor of Science degree from The University of North Carolina at Chapel Hill. Mr de los Santos does not have any family relationships with any director or executive officer of the Company, and there are no arrangements or understandings with any persons pursuant to which Mr. de los Santos has been appointed to his position. In addition, there have been no transactions directly or indirectly involving Mr. de los Santos that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Item 7.01.	Regulation FD Disclosure.

A copy of the Company’s press release announcing the resignation of Mr. Arnt and the appointment of Mr. de los Santos as Senior Vice President and Chief Financial Officer is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in this Item 7.01 of this Current Report on Form 8-K is furnished and shall not be treated as filed for purposes of the Exchange Act.

Forward-Looking Statements

This Form 8-K and the press release furnished herewith may contain statements herein regarding MercadoLibre, Inc. that are not historical or current facts are forward-looking statements. These forward-looking statements convey MercadoLibre, Inc.'s current expectations or forecasts of future events. Forward-looking statements regarding MercadoLibre, Inc. involve known and unknown risks, uncertainties and other factors that may cause MercadoLibre, Inc.'s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors,” “Forward-Looking Statements” and “Cautionary Note Regarding Forward-Looking Statements” sections of MercadoLibre, Inc.'s annual report on Form 10-K for the year ended December 31, 2022, and any of MercadoLibre, Inc.'s other applicable filings with the Securities and Exchange Commission. Unless required by law, MercadoLibre, Inc. undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date hereof.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	MercadoLibre, Inc. Press Release, dated August 10, 2023 (furnished herewith)
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MercadoLibre, Inc.

Dated: August 10, 2023	By:	/s/ Jacobo Cohen Imach
	Name:	Jacobo Cohen Imach
	Title:	Sr. Vice President, General Counsel and Secretary